                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as
                                               permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12



--------------------------------------------------------------------------


(Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------
   (2)  Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------
   (4)  Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------
   (5)  Total fee paid:


--------------------------------------------------------------------------

 / / Fee paid previously with preliminary materials.

 / / Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:


---------------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:


---------------------------------------------------------------------------

   (3)  Filing Party:


---------------------------------------------------------------------------

   (4)  Date Filed:


---------------------------------------------------------------------------

                       [ LOGO ] ANHEUSER-BUSCH COMPANIES

                                NOTICE OF 1998
                               ANNUAL MEETING OF
                               SHAREHOLDERS AND
                                PROXY STATEMENT







   ---------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT!

             PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR
             PROXY IN THE ENCLOSED ENVELOPE.
   ---------------------------------------------------------------------

                       [ LOGO ] ANHEUSER-BUSCH COMPANIES

                                                             March 10, 1998

    Dear Shareholder:

        On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. on Wednesday, April 22, 1998, in Williamsburg, Virginia. Information about the meeting is presented on the following pages.

        In addition to the formal items of business to be brought before the meeting, members of management will report on the company's operations and answer shareholder questions.

        Your vote is very important. Please ensure that your shares will be represented at the meeting by completing, signing, and returning your proxy card in the envelope provided, even if you plan to attend the meeting. Sending us your proxy will not prevent you from voting in person at the meeting should you wish to do so.

        Thank you for your continued support of Anheuser-Busch. We look forward to seeing you on April 22nd.

                                        Sincerely,

                                        /s/ August A. Busch III

                                        AUGUST A. BUSCH III
                                        Chairman of the Board and President

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 22, 1998

    The Annual Meeting of the Shareholders of Anheuser-Busch Companies, Inc. (the "Company") will be held at The Kingsmill Resort and Conference Center, 1010 Kingsmill Road, Williamsburg, Virginia, on Wednesday, April 22, 1998, at 10:00 A.M. local time, for the following purposes:

    1. To elect five directors, each to serve for a term of three years;

    2. To consider and vote upon a proposal to approve the adoption of the Anheuser-Busch Companies, Inc. 1998 Incentive Stock Plan;

    3. To approve the employment of Price Waterhouse LLP, as independent accountants, to audit the books and accounts of the Company for 1998; and

    4. To act upon such other matters, including the shareholder proposal (pages 12-14), as may properly come before the meeting.

    The Board of Directors has fixed the close of business on February 27, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. A list of such shareholders will be available during regular business hours at the Company's office, 1010 Kingsmill Road, Williamsburg, Virginia for the ten days before the meeting, for inspection by any shareholder for any purpose germane to the meeting.

                                  By Order of the Board of Directors,

                                  /s/ JoBeth G. Brown

                                  JoBeth G. Brown
                                  Vice President and Secretary

March 10, 1998





IMPORTANT

    PLEASE NOTE THAT A TICKET IS REQUIRED FOR ADMISSION TO THE MEETING. IF YOU PLAN TO ATTEND AND YOU ARE A STOCKHOLDER AS OF THE RECORD DATE, PLEASE CHECK THE APPROPRIATE BOX ON YOUR PROXY CARD AND BRING THE ADMISSION TICKET YOU RECEIVED IN YOUR PROXY MAILING WITH YOU TO THE MEETING. IF, HOWEVER, YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE
BRING WITH YOU A PROXY OR LETTER FROM THAT FIRM CONFIRMING YOUR OWNERSHIP OF SHARES.

                        ANHEUSER-BUSCH COMPANIES, INC.

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anheuser-Busch Companies, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. The address of the Company's principal executive offices is One Busch Place, St. Louis, Missouri 63118. This Proxy Statement and the form of proxy are being mailed to shareholders on or about March 10, 1998.

                   REVOCABILITY OF PROXY AND VOTING OF PROXY

    A proxy given by a shareholder of record may be revoked at any time before it is exercised by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of such revocation at any time before the proxy is exercised, or by attending the meeting in person and casting a ballot. Any proxy properly signed and returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the shares will be voted as recommended by the Board of Directors. The Company knows of no reason why any of the nominees named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a director, the proxy will be voted in accordance with the best judgment of the Proxy Committee named therein.

    In the event that any matter not described herein may properly come before the meeting, or any adjournment thereof, the Proxy Committee will vote the shares represented by it in accordance with its best judgment. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for shareholder action at the meeting.

                         POLICY OF CONFIDENTIAL VOTING

    It is the policy of the Company that all proxies, ballots, and vote tabulations that identify the vote of a shareholder will be kept confidential from the Company, its directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against the Company or to assert a claim by the Company, and when written comments by a shareholder appear on a proxy card or other voting material. The Company continues its long-standing practice of retaining an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

                         RECORD DATE AND VOTING RIGHTS

    Only shareholders of record at the close of business on February 27, 1998, are entitled to vote at the meeting. On such record date the Company had outstanding and entitled to vote 486,836,255 shares of common stock. Each shareholder entitled to vote shall have one vote for each share of common stock registered in such shareholder's name on the books of the Company as of the record date.

    A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to conduct the election of directors and other matters mentioned in this Proxy Statement. If such a majority is represented at the meeting, then the five nominees for director who receive the highest number of the votes cast will be elected. The other matters require the approving vote of at least a majority of the votes cast. Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted, for these purposes. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be represented at the meeting, but will be considered to be voted only as to those matters actually voted.

    The only person known by the Company to be the beneficial owner of more than 5% of the outstanding voting securities of the Company is:

                                               NUMBER OF
                                             COMMON SHARES       PERCENT OF
                                                AS OF              CLASS
NAME AND ADDRESS                                12/31/97        ON 12/31/97
----------------                              -------------     -----------
NationsBank Corporation and its subsidiaries  25,121,850<Fa>          5.13%
100 N. Broadway
St. Louis, MO 63102

-------
<Fa> NationsBank Corporation and its subsidiaries have sole voting power as to 12,446,440 shares, shared voting power as to 12,289,779 shares, sole investment power as to 5,472,287 shares, and shared investment power as to 13,333,715 shares.

                             ELECTION OF DIRECTORS
                            (ITEM A ON PROXY CARD)

    The Board of Directors of the Company is divided into three Groups, with the term of office of each Group ending in successive years. The term of directors of Group I expires with this Annual Meeting. The terms of directors of Group II and Group III expire with the Annual Meetings in 1999 and 2000, respectively. Mr. Peter M. Flanigan, whose term will expire with this Annual Meeting, is not standing for re-election. He has been a director for 20 years, and his valued advice and counsel will continue to be available to the Company as he serves as an advisory member of the Board.

    The following information is submitted respecting the nominees for election and the other directors of the Company:

NOMINEES FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 2001 (GROUP
I DIRECTORS):

                    AUGUST A. BUSCH III
                      Mr. Busch, 60, has been a director since 1963. He is
                      Chairman of the Board and President of the Company.
[PHOTO OF BUSCH]      He has been President since 1974, Chief Executive
                      Officer since 1975, and Chairman since 1977. He is
                      also a director of Emerson Electric Co., General
                      American Life Insurance Co., and SBC Communications,
                      Inc. Mr. Busch is Chairman of the Executive Committee
                      and is a member of the Nominating Committee.

                    CARLOS FERNANDEZ G.
                      Mr. Fernandez, 31, has been a director since 1996. He is Vice Chairman of the Board of Directors and Chief
                      Executive Officer of Grupo Modelo, S.A. de C.V., a
[PHOTO OF FERNANDEZ]  Mexican company engaged in brewing and related operations, which positions he has held since 1994 and May 1997, respectively. During the last five years he has also served and continues to serve in key positions of the major production subsidiaries of Grupo Modelo, including Executive Vice President since 1994 and Chief Operating Officer since 1992.
                      Mr. Fernandez is a member of the Conflict of Interest and Finance Committees.

                    JAMES R. JONES
                      Ambassador Jones, 58, is a nominee for director. He
                      has been President - International Division of
                      Warnaco Group, Inc., an apparel company, since 1997.
[PHOTO OF JONES]      He was the U.S. Ambassador to Mexico from 1993 to
                      1997 and Chairman and Chief Executive Officer of the
                      American Stock Exchange from 1989 to 1993. He is also
                      a director of Kansas City Southern Industries, Inc.

                    ANDREW C. TAYLOR
                      Mr. Taylor, 50, has been a director since 1995. He is
                      President and Chief Executive Officer of Enterprise
                      Rent-A-Car Company, which position he has held since
[PHOTO OF TAYLOR]     1991. He is also a director of Commerce Bancshares,
                      Inc. and General American Life Insurance Co. He is a
                      member of the Audit and Finance Committees.

                    DOUGLAS A. WARNER III
                      Mr. Warner, 51, has been a director since 1992. He
                      has been Chairman of the Board of J. P. Morgan & Co.
                      Incorporated ("Morgan") and Morgan Guaranty Trust
[PHOTO OF WARNER]     Company of New York (the "Bank") since January 1995
                      and President of Morgan and the Bank since 1990. He
                      is also a director of General Electric Company. Mr.
                      Warner is a member of the Audit, Finance, and Pension
                      Committees.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

                                       4

            DIRECTORS WHOSE TERM CONTINUES UNTIL 1999 (GROUP II DIRECTORS):

                    JOHN E. JACOB
                      Mr. Jacob, 63, has been a director since 1990. He has
                      been Executive Vice President and Chief
                      Communications Officer of the Company since 1994.
[PHOTO OF JACOB]      He was President and Chief Executive Officer of the
                      National Urban League, Inc., a community-based social
                      service and advocacy agency, from 1982-1994. He is
                      also a director of Coca-Cola Enterprises, Inc. and
                      LTV Corporation. Mr. Jacob is a member of the
                      Finance, Shareholder Meetings, and Executive
                      Committees.

                    CHARLES F. KNIGHT
                      Mr. Knight, 62, has been a director since 1987. He is
                      Chairman of the Board and Chief Executive Officer of
                      Emerson Electric Co., a manufacturer of electrical
[PHOTO OF KNIGHT]     and electronic equipment. He has been Chairman of
                      the Board and Chief Executive Officer since 1974. He
                      also served as President from 1995-March 1997. He is
                      also a director of The British Petroleum Company
                      p.l.c., IBM Corporation, and SBC Communications, Inc.
                      Mr. Knight is Chairman of the Conflict of Interest
                      and Finance Committees and is a member of the
                      Executive and Nominating Committees.

                    SYBIL C. MOBLEY
                      Dr. Mobley, 72, has been a director since 1981. She
                      has been Dean of the School of Business and Industry
                      at Florida A & M University since 1974.  She is also
[PHOTO OF MOBLEY]     a director of Champion International Corporation.
                      Dr. Mobley is a member of the Audit, Conflict of
                      Interest, and Pension Committees.

                    JAMES B. ORTHWEIN
                      Mr. Orthwein, 73, has been a director since 1963. He
                      served as Chairman of the Board and Chief Executive
                      Officer of the advertising agency D'Arcy MacManus
[PHOTO OF ORTHWEIN]   Masius Worldwide, Inc. (now D'Arcy Masius Benton &
                      Bowles) from 1976 until his retirement in 1982. In
                      1983 he helped form Huntleigh Asset Partners, L.P., a
                      private investment partnership which recently changed
                      its name to Precise Capital, L.P., of which he is
                      presently a partner. Mr. Orthwein is Chairman of the
                      Shareholder Meetings Committee and is a member of the
                      Executive and Nominating Committees.

                    WILLIAM H. WEBSTER
                      Judge Webster, 74, has been a director since 1991. He
                      has been a partner in the law firm of Milbank, Tweed,
                      Hadley & McCloy since September 1991.  He was
[PHOTO OF WEBSTER]    Director of Central Intelligence from 1987 until
                      September 1991 and Director of the Federal Bureau of
                      Investigation from 1978 until 1987. He is also a
                      director of Maritz, Inc., Pinkerton's, Inc., TLC
                      Beatrice International Holdings, Inc. and Next Wave
                      Telecom Inc. Judge Webster is a member of the Audit
                      and Conflict of Interest Committees.

                                       5


         DIRECTORS WHOSE TERM CONTINUES UNTIL 2000 (GROUP III DIRECTORS):

                    BERNARD A. EDISON
                      Mr. Edison, 69, has been a director since 1985. He
                      was President of Edison Brothers Stores, Inc., a
                      group of retail specialty stores, from 1968 until
[PHOTO OF EDISON]     his retirement in 1987, Chairman of its Finance
                      Committee from 1987 until 1989, and served as
                      Director Emeritus from 1989 until 1996.  He is also
                      a director of General American Life Insurance Co. and
                      Reinsurance Group of America, Inc. Mr. Edison is
                      Chairman of the Audit, Executive Salaries, and Stock
                      Option Plans Committees and is a member of the
                      Executive and Shareholder Meetings Committees.

                    VERNON R. LOUCKS, JR.
                      Mr. Loucks, 63, has been a director since 1988. He is
                      Chairman of the Board and Chief Executive Officer of
                      Baxter International Inc., a manufacturer of health
[PHOTO OF LOUCKS]     care products, specialty chemicals, and instruments.
                      He has been Chairman since 1987 and Chief Executive
                      Officer since 1980. He is also a director of
                      Affymetrix, Inc., Coastcast Corporation, Dun &
                      Bradstreet Corporation, Emerson Electric Co., and The
                      Quaker Oats Company. Mr. Loucks is a member of the
                      Audit, Conflict of Interest, Executive Salaries,
                      Stock Option Plans, and Nominating Committees.

                    VILMA S. MARTINEZ
                      Ms. Martinez, 54, has been a director since 1983. She
                      has been a partner in the law firm of Munger, Tolles
                      & Olson since 1982. She is also a director of
[PHOTO OF MARTINEZ]   Fluor Corporation, Sanwa Bank California, and Shell
                      Oil Company. Ms. Martinez is a member of the Audit,
                      Executive Salaries, Pension, and Stock Option Plans
                      Committees.

                    WILLIAM PORTER PAYNE
                      Mr. Payne, 50, has been a director since 1997. He is
                      Vice Chairman of NationsBank Corporation, which
                      position he has held since 1997. He was President and
[PHOTO OF PAYNE]      Chief Executive Officer of the Atlanta Committee for
                      the Olympic Games from 1991 to 1997. Mr. Payne is
                      also a director of Cousins Properties, Inc.,
                      Jefferson-Pilot Corporation, and ACSYS, Inc.
                      Mr. Payne is a member of the Executive Salaries and
                      Stock Option Plans Committees.

                    EDWARD E. WHITACRE, JR.
                      Mr. Whitacre, 56, has been a director since 1988. He
                      has been Chairman of the Board and Chief Executive
                      Officer of SBC Communications, Inc. since 1990.  He
[PHOTO OF WHITACRE]   is also a director of Burlington Northern Sante Fe
                      Corporation, Emerson Electric Co., and The May
                      Department Stores Company. Mr. Whitacre is Chairman
                      of the Pension and Nominating Committees and is a
                      member of the Audit, Executive, and Finance
                      Committees.

SECURITIES OWNED BY DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

    The following table shows the number of shares of the Company's common stock and the Deferred Units with a value tied to the common stock that are beneficially owned by the directors and nominees, by each of the executives named in the summary compensation table, and by all directors, nominees, and executive officers as a group as of the most recent practicable date. The number of shares shown for each individual represents less than 1% of the common stock outstanding. The number of shares shown for all directors, nominees, and executive officers as a group represents 1.8% of the common stock outstanding. Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.

                                                        NUMBER OF
                                                        SHARES OF
                                                       COMMON STOCK        DEFERRED
         NAME                                       BENEFICIALLY OWNED     UNITS<F1>
         ----                                       ------------------     ---------
August A. Busch III....................................... 3,474,799<F2>           --
Bernard A. Edison.........................................         0<F3>       44,930
Carlos Fernandez G........................................     2,200               --
John E. Jacob.............................................   284,978<F4>        5,305
James R. Jones............................................       300
Charles F. Knight.........................................    16,000           28,036
Stephen K. Lambright......................................   385,449<F5>           --
Vernon R. Loucks, Jr......................................     2,000            1,922
Vilma S. Martinez.........................................       261            7,033
Sybil C. Mobley...........................................     1,561              439
James B. Orthwein......................................... 1,603,408<F6>           --
William Porter Payne......................................       700            1,099
John H. Purnell...........................................   400,871<F7>           --
Patrick T. Stokes.........................................   817,178<F8>           --
Andrew C. Taylor..........................................    12,094              756
Douglas A. Warner III.....................................     2,000            1,177
William H. Webster........................................     2,000<F9>        4,137
Edward E. Whitacre, Jr....................................     2,000            1,884
All directors, nominees, and executive officers as a group
(26 persons).............................................. 8,781,956<F10>

-------
<F1>  Deferred Units represent director fees deferred to the individual's share equivalent account under the Company's deferred compensation plan for non-employee directors. The value of the Units at the time of distribution will be equal to the market value of the equivalent number of shares of the Company's common stock and will be paid in cash. No voting rights are associated with Deferred Units.

<F2>  The number of shares includes 1,048,576 shares that are subject to currently exercisable stock options, of which 165,080 are held in trusts for the benefit of children of Mr. Busch. Of the shares shown, Mr. Busch has shared voting and shared investment power as to 536,080 shares and 1,024,032 shares are held in trusts of which Mr. Busch is income beneficiary and as to which he has certain rights, but as to which he has no voting or investment power. 98,010 shares beneficially owned by Mr. Busch's wife are not included.

<F3>  Following the acquisition in 1989 by Edison Brothers Stores, Inc. of an indirect interest in a retail liquor license, Mr. Edison sold all shares of Company common stock owned by him to avoid any possible conflicts with state alcoholic beverage control laws.

<F4> The number of shares includes 283,942 shares that are subject to currently exercisable stock options, of which 20,000 are held in a trust for the benefit of the child of Mr. Jacob.

<F5>  The number of shares includes 301,940 shares that are subject to currently exercisable stock options. 2,200 shares owned by members of Mr. Lambright's immediate family are not included.

<F6>  Of the shares shown, Mr. Orthwein has shared voting and shared investment power as to 331,336 shares.

<F7>  The number of shares includes 336,956 shares that are subject to currently exercisable stock options. 30,000 shares owned by Mr. Purnell's wife are not included.

<F8>  The number of shares includes 595,112 shares that are subject to currently exercisable stock options.

<F9>  Judge Webster has shared voting and shared investment power with respect to the shares shown.

<F10> The number of shares stated includes 3,890,769 shares that are subject to currently exercisable stock options or stock options that become exercisable within 60 days and 1,024,032 shares that are referred to in Note 2. The directors, nominees, and executive officers as a group have sole voting and sole investment power as to 2,997,739 shares and shared voting and shared investment power as to 869,416 shares. 162,366 shares held by immediate family members or family trusts are not included and beneficial ownership of such shares is disclaimed.

                  ADDITIONAL INFORMATION CONCERNING THE BOARD
                          OF DIRECTORS OF THE COMPANY

    Regular meetings of the Board of Directors of the Company are normally held each month, although one or two of such meetings may be dispensed with during a calendar year. During 1997 the Board of Directors held 11 meetings. No current director who served during 1997 attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board on which he or she served. In addition to regularly scheduled meetings, a number of directors were involved in numerous informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters.

    Each director who is not an employee of the Company is paid an annual retainer of $40,000, which each director may elect to receive in stock, cash, or a combination of stock and cash. Each non-employee director also receives a fee of $1,400 for each Board of Directors meeting attended or dispensed with and a fee of $1,200 for attendance at a meeting of a committee of the Board and for any other meeting of directors at which less than a quorum of the Board is present. Annual fees of $10,000 each are paid to the Chairmen of the Audit, Conflict of Interest, Executive Salaries, Finance, and Pension Committees. The Chairmen of the Nominating and Shareholder Meetings Committees are each paid an annual fee of $3,000. The Company also provides each non-employee director group term life insurance coverage of $50,000.

    Under a deferred compensation plan, non-employee directors may elect to defer payment of part or all of their directors' fees. At the election of the director, deferred amounts are credited to a fixed income account or a share equivalent account. The amounts deferred under the plan are paid in cash commencing on the date specified by the director. At the director's election, such payments may be made either in a lump sum or over a period not to exceed ten years.

    August A. Busch III and James B. Orthwein are first cousins. See "Other Transactions Involving Directors, Officers, or Their Associates," pages 21-23, for additional information concerning certain of the directors.

    Information concerning certain standing committees of the Board of Directors is set out below:

AUDIT COMMITTEE

    The functions of the Audit Committee are to recommend to the Board of Directors the selection, retention or termination of the Company's independent accountants; determine through consultation with management the appropriateness of the scope of the various professional services provided by the independent accountants, and consider the possible effect of the performance of such services on the independence of the accountants;
review the arrangements and the proposed overall scope of the annual audit with management and the independent accountants; discuss matters of concern to the Audit Committee with the independent accountants and management relating to the annual financial statements and results of the audit; obtain from management, the independent accountants and the General
Auditor their separate opinions as to the adequacy of the Company's system of internal accounting control; review with management and the independent accountants the recommendations made by the accountants with respect to changes in accounting procedures and internal accounting control; receive reports from the Business Practices Committee regarding implementation of and compliance with the Company's business ethics policy and discuss with management any concerns the Audit Committee may have with regard to the Company's business practices; receive reports from the Environmental
Policy Committee regarding implementation of and compliance with the Company's environmental policy and discuss with management any concerns the Audit Committee may have with regard to the Company's environmental practices; hold regularly scheduled meetings, separately and jointly, with representatives of management, the independent accountants, and the General Auditor to make inquiries into and discuss their activities; and review the overall activities of the Company's internal auditors. During 1997 the Committee held four meetings.

NOMINATING COMMITTEE

    The function of the Nominating Committee is to recommend to the Board of Directors a slate of nominees for directors to be presented on behalf of the Board for election by shareholders at each Annual Meeting of the Company and to recommend to the Board persons to fill vacancies on the Board of Directors. The Committee will consider nominees recommended by shareholders upon submission in writing to the Secretary of the Company the names of such nominees, together with their qualifications for service as a director of the Company. During 1997 the committee held one meeting.

EXECUTIVE SALARIES COMMITTEE

    The function of the Executive Salaries Committee is to consider and make recommendations to the Board of Directors as to salaries and other compensation to be paid to the executive officers of the Company and to other officers and upper-management employees of the Company and its subsidiaries. During 1997 the Committee held two meetings. The Committee's report on 1997 executive compensation is on pages 14-16.

                     APPROVAL OF 1998 INCENTIVE STOCK PLAN
                            (ITEM B ON PROXY CARD)

    The second item to be acted upon at the Annual Meeting is a proposal to approve the Anheuser-Busch Companies, Inc. 1998 Incentive Stock Plan (the "Plan"), a copy of which is included as Exhibit A to this Proxy Statement.

SUMMARY DESCRIPTION OF THE PLAN

    The Plan authorizes the grant of incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), stock appreciation rights ("SARs"), and limited stock appreciation rights ("Limited Rights"). ISOs and NQSOs are both stock options, allowing the recipient to purchase a fixed number of shares of stock for a fixed price; ISOs enable the recipient to enjoy a special tax treatment upon exercise which is not available to holders of NQSOs. An SAR is the right to receive stock, cash, or other property equal in value to the difference between the base price of the SAR and the market price of the Company's stock on the exercise date. Limited Rights are a special kind of cash-only SARs which are exercisable only for a limited time after the occurrence of certain takeover events relating to the Company.

    Approximately 800 officers and management employees of the Company and its subsidiaries and affiliates are eligible to receive awards under the Plan. Non-employee directors are ineligible for awards.

    The Plan is administered by the Board's Stock Option Plans Committee (the "Committee"), which consists entirely of directors who are not employees of the Company. Within the limits of the Plan, the Committee determines when and to whom awards are granted, the types of award granted, the number of shares subject to each award, the award's exercise or base price (as applicable) and duration, when awards become exercisable, non-forfeitable, or otherwise vested, and other terms and conditions which the Committee deems appropriate.

    The Plan authorizes the issuance of 21,000,000 shares of the Company's common stock pursuant to awards. No more than 750,000 shares per calendar year may underlie awards granted to any one person. Appropriate adjustments in these share limits and in the terms of outstanding awards are required for stock splits and similar events. The authority to make new award grants under the Plan will expire on April 21, 2008.

    The terms of awards cannot exceed ten years. The option price of options and the base price of SARs and Limited Rights cannot be less than 100% of the market value of the Company's stock on the grant date, except in certain limited instances such as an adjustment for a stock split or the Company's assumption of options granted by another corporation which is acquired by the Company. The Committee is not permitted to grant options or SARs in exchange for so-called "underwater" options or SARs (which have an option or base price higher than the then-current market value of the Company's stock), nor is it permitted to grant any options or SARs with a so-called "reload" feature (under which new awards are granted automatically upon exercise of outstanding ones). Optionees may pay the option price in cash or Company stock, including (if permitted by the Committee) shares otherwise issuable in connection with the exercise. The Committee has authority to permit withholding taxes related to exercises or vesting to be paid with stock; the Committee currently permits withholding taxes related to NQSO exercises to be paid with stock otherwise issuable in connection with the exercise. The Committee may accelerate vesting of awards at any time in its discretion. The Plan provides for automatic vesting of awards upon the occurrence of certain takeover events relating to the Company. In the

Committee's discretion, award agreements may provide that awards are forfeited if the recipient takes any action prohibited by the award agreement, or if certain events occur or fail to occur.

    The Committee has developed certain policies for options under the 1989 Plan which it intends to continue under the new 1998 Plan. These policies, which the Committee may alter over the life of the Plan, implement and supplement the Plan's provisions. Options are granted with ten-year terms, which can be shortened if the optionee's employment terminates or certain other events occur. Options normally vest in equal installments on the first three anniversaries of the grant date. Options may vest sooner if the optionee dies, retires, or becomes disabled. Although options generally are not transferable, the Committee has permitted a limited number of options granted to executive officers to be transferred to certain family members or family trusts (primarily for estate planning purposes); when desirable for tax reasons, the Committee has permitted a limited portion of such options to vest upon transfer. Options are forfeited if the optionee voluntarily terminates his or her employment during the first two years after grant, is dismissed from employment at any time, or engages in certain conduct which is in competition with the Company or otherwise is detrimental to the Company.

    The Plan may be amended by the Board of Directors at any time. Certain amendments which increase the number of authorized shares, increase the maximum number of shares which may be awarded to any person in any calendar year, or change the class of eligible employees, must be approved by the Company's shareholders.

    The closing price of Company stock on February 27, 1998, as reported on the New York Stock Exchange (composite transactions), was $46.875 per share.

PURPOSES OF THE PLAN

    The Board of Directors believes that the Company's long-term success is dependent upon its ability to attract and retain outstanding individuals and to motivate them to exert their best efforts on behalf of the Company's interests, and that stock awards are an important part of the Company's incentive compensation of its officers and other management employees. Stock based awards align management's interests directly with those of the shareholders, since the awards have value only to the extent the market price of the Company's stock increases.

    The Anheuser-Busch Companies, Inc. 1989 Incentive Stock Plan (the "1989 Plan"), by its terms, expires on September 26, 1999, and no options can be granted under that Plan after that date. As of February, 1998, 1,326,895 shares were available for new grants under the 1989 Plan, which is less than the Company normally grants to eligible employees in a year. Rather than request the shareholders to approve additional shares for the 1989 Plan, the Board of Directors approved for submission to the shareholders the new 1998 Plan.

AWARDS GRANTED UNDER THE PLAN

    No awards have been granted under the Plan to date. Information regarding options granted in 1997 to certain executive officers of the Company under the 1989 Plan is set forth in the table captioned "Option Grants in 1997" on page 19, and information regarding older options is set forth in the table captioned "Aggregated Option Exercises in 1997 and 1997 Year-End Option Values" on page 20. The Committee has not recently granted SARs or Limited Rights, which are authorized under the 1989 Plan.

FEDERAL INCOME TAX CONSIDERATIONS

  ISOS

    An optionee does not recognize taxable income and the Company is not entitled to a deduction on the grant or exercise of an ISO.

    If an optionee holds the shares acquired ("ISO Shares") for at least one year from the exercise date and two years from the grant date (the "Required Holding Periods"), the optionee's gain or loss upon a sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the optionee's basis in the ISO Shares. Long-term gain is subject to tax at a rate of 28% if the shares were held for more than a year but not more than eighteen months; the 20% rate applies to long-term gain on shares held more than eighteen months. The Company will not be entitled to a deduction.

    If an optionee disposes of the ISO Shares without satisfying the Required Holding Periods, the "disqualifying disposition" will give rise to ordinary income equal to the excess of the fair market value of the ISO Shares on the exercise date (or generally, the sale price, if less) over the optionee's basis in the ISO shares. The Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition.

    An optionee does recognize income for alternative minimum tax ("AMT") purposes upon exercise of an ISO; that amount is also included in the optionee's AMT basis in the ISO shares. AMT gain or loss is equal to the excess of the amount realized less the optionee's AMT basis. Income from a disqualifying disposition generally is not income for AMT purposes.

  NQSOS, SARs, AND LIMITED RIGHTS

    An optionee does not recognize taxable income on the grant of an NQSO or SAR, but does recognize ordinary income on the exercise date. The amount of income in the case of an NQSO exercise is the amount by which the fair market value of the shares received exceeds the option price. The amount of income in the case of an SAR exercise is the amount of cash received plus the fair market value of any shares received.

    The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the optionee from the exercise of NQSOs or SARs.

    NQSOs which are transferred by gift continue to be taxed to the optionee in the manner described above.

    The discussion with respect to SARs above also applies to Limited
Rights.

  PARACHUTE PAYMENTS

    The Plan provides for accelerated vesting of all unvested awards upon a change in ownership or control of the Company, which may cause certain amounts to be characterized as "parachute payments." An employee generally is deemed to have received a parachute payment in the amount of compensation that is contingent upon an ownership change if such compensation exceeds, in the aggregate, three times the employee's base amount, which is generally the employee's average annual compensation for the five preceding years. An employee's "excess parachute payment" is the excess of the employee's total parachute payments over such base amount. An employee will be subject to a 20% excise tax on, and the Company will be denied a deduction for, any "excess parachute payment."

  $1,000,000 DEDUCTION LIMIT

    The Company is not allowed a deduction for compensation paid to certain executive officers in excess of $1,000,000 each in any taxable year, except to the extent such excess constitutes performance-based compensation. Compensation from awards under the Plan will constitute performance-based compensation if the Plan is approved by the Company's shareholders.

    The Board of Directors recommends that you vote FOR approval of the 1998 Incentive Stock Plan.

                      APPROVAL OF INDEPENDENT ACCOUNTANTS
                            (ITEM C ON PROXY CARD)

    Action will be taken with respect to the approval of independent accountants for the Company for the year 1998. The Board of Directors has, subject to such approval, selected Price Waterhouse LLP.

    A representative of Price Waterhouse LLP will be present at the meeting. Such representative will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions by shareholders.

    The Board of Directors recommends a vote FOR the proposal to approve the employment of Price Waterhouse LLP.

                             SHAREHOLDER PROPOSAL
                            (ITEM 1 ON PROXY CARD)

    The Company receives many suggestions from shareholders, some as formal shareholder proposals. All are given careful consideration. After discussion with Company representatives and clarification of the Company's position, many proposals are withdrawn.

    The proponent of a shareholder proposal has stated that they intend to present the following proposal at the annual meeting. The proposal and supporting statement are quoted below. THE BOARD HAS CONCLUDED IT CANNOT SUPPORT THIS PROPOSAL FOR THE REASONS GIVEN.

                           ------------------------

    The Marin Institute, 24 Belvedere Street, San Rafael, California 94901, owner of 30 shares of common stock of the Company, has submitted the following proposal:

"Whereas:

    The federal government adopted a revised U.S. Dietary Guidelines for Americans in 1995 that defines moderation as no more than one drink of alcohol per day for women and no more than two drinks per day for men, with a serving of alcohol defined as twelve ounces of regular beer;

    The U.S. Dietary Guidelines state that consumption in excess of these moderate limits is associated with serious health and safety problems;

    Our Company has stated in its educational materials that it seeks to promote responsible consumption of its products but has not included the U.S. Dietary Guidelines' definition of moderation;

    Our Company, as well as many other members of the alcohol industry, has promoted the U.S. Dietary guidelines as establishing a link between alcohol consumption and health;

    There is widespread public misunderstanding and confusion regarding the term "moderate consumption" and its connection to health and safety;

    Recent research has found that approximately 80% of alcohol consumption occurs in drinking settings in which more than two drinks per day are being consumed, in excess of the moderation definition found in the Dietary Guidelines;

    Recent research shows that approximately 60% of all alcohol consumption is being consumed by only 10% of the drinking population, who average more than two drinks per day, in excess of the U.S. Dietary guidelines' definition of moderate consumption;

THEREFORE BE IT RESOLVED:

    That Management prepare a report, withholding competitive information and at reasonable cost, for the Board and requesting shareholders by January 31, 1999, which includes a complete statement regarding methodologies used, investigations, and recommendations to determine what percentage of our Company's product is consumed in moderate amounts, as defined by the U.S. Dietary Guidelines.

    And that Management revise existing Company alcohol awareness materials and develop all future educational materials to include in a prominent fashion the definition of moderate drinking found in the Dietary Guidelines and mail to all shareholders a clear statement of the U.S. Dietary Guidelines' definition of moderation.

SUPPORTING STATEMENT

    The U.S. Dietary Guidelines provide important new health information for consumers regarding alcohol consumption. Their content however is often omitted or distorted, creating real health risks for consumers in the use of our Company's products. As stated in the Guidelines, alcohol consumption in excess of the moderate limits is associated with a wide array of health and safety problems. Our Company has demonstrated a commitment to alcohol education. In keeping with that commitment, we respectfully request that our Company become the voluntary leader in making the definition of "moderation" found in the U.S. Dietary Guidelines widely available to the public by including it in its educational materials. This enhanced commitment to alcohol
                                      12
education honors the consumer's right to know and improves our Company's image as concerned, responsible corporate citizens."

                           ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

    This proposal was put before the shareholders last year, and was overwhelmingly defeated by more than 96 percent of the shares voted.

    Anheuser-Busch has long been a leader in the fight against alcohol abuse. For many years, the Company has supported organizations such as the American Council on Alcoholism, the Alcoholic Beverage Medical Research Foundation and the Betty Ford Foundation, which are dedicated to reducing the problem of alcohol abuse through counseling, treatment and research.

    In addition to this support, the Company also conducts its own alcohol awareness initiatives under the banners of "Know When To Say When" and "Let's Stop Underage Drinking Before It Starts," which are designed to encourage adults to be responsible when they drink, and to fight underage drinking. These programs, which have been underway for over a decade, are annually reviewed and updated to reflect the environment in which we live and transact our business.

    With an investment of over $165 million in these efforts since 1990 alone, the Company believes it is solidly on the right track in both demonstrating its concern for these issues, as well as its commitment to being part of the solution. The Company notes that over the last decade, there have been significant declines in drunk driving fatalities among both adults and teenagers, as well as progress in the fight against underage drinking.

    As to the issues raised by the proponents, the Company disagrees that Anheuser-Busch should provide specific guidance to adults about how much they should drink. In fact, the Company's "Know When To Say When" campaign is specifically designed to encourage adults who drink to exercise personal judgment and make that decision for themselves. Because there are so many variables involved in how alcohol is absorbed, including weight, gender, mood, and amount of food consumed, what is an appropriate amount to drink not only varies from individual to individual, but also may differ for any one individual depending upon the specific occasion.

    Further, the Company notes that even among public health officials, researchers, government authorities, epidemiologists and cultural anthropologists there has been no consensus reached as to a standard definition of what constitutes moderate drinking. According to the federal government's National Institute on Alcohol Abuse and Alcoholism (NIAAA), "There are numerous cultural and social definitions of `moderate' alcohol consumption currently in use. Epidemiological studies refer to a wide range of drinking patterns as moderate."

    This is borne out by the fact that while numerous countries have adopted guidelines for adults who drink, there is no consensus among them as to what constitutes "moderate" drinking. For instance, France, Japan, Australia and Ireland each have government guidelines on drinking; however, all four of these countries have different guidelines, some of which are higher and some of which are lower than the amount recommended by the United States Department of Health and Human Services in its Dietary Guidelines for Americans. Therefore, as an international company doing business around the world, the Company believes that it is best served by simply encouraging adults to be responsible in their consumption, wherever they live.

    With respect to the other issues raised by the proposal, the Company believes that information about the number of Americans who drink heavily or abuse alcohol is widely available. According to the NIAAA, more than 92 percent of the U.S. adult population do not meet alcohol abuse or dependence criteria. And, according to the U.S. Substance Abuse and Mental Health Services Administration, the number of frequent heavy drinkers has declined nine percent since 1985. The fact that per capita alcohol consumption has been declining when both the proportion of people drinking and alcohol sales have increased, suggests a move by Americans to more moderate consumption.

    The Company also believes there is already widespread awareness among the public about the harmful effects of over-consumption. A poll conducted by the NIAAA showed that awareness levels about the dangers of over-consumption were extremely high, with over 96 percent indicating that they understood there were negative consequences to this behavior.

    As a result of the existence of the foregoing available data addressing the information requested by the proponents, as well as Anheuser-Busch's alcohol awareness and education initiatives, the Company believes that no additional research is needed, and that its resources are best invested in continuing its own efforts.

FOR THESE REASONS, THE BOARD OF DIRECTORS AGAIN RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                           ------------------------

                        SHAREHOLDER PROPOSALS FOR 1999

    For inclusion in the Company's Proxy Statement and form of proxy, any shareholder proposals intended to be presented at the 1999 Annual Meeting must be received by the Company at its principal executive offices no later than November 10, 1998.

    Shareholders of record who do not submit proposals for inclusion in the Proxy Statement but who intend to submit a proposal at the 1999 Annual Meeting, and shareholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Secretary and received at the Company's principal executive offices not earlier than January 22, 1999 and not later than February 21, 1999. The written notice must satisfy certain requirements specified in the Company's By-Laws. A copy of the By-Laws will be sent to any shareholder upon written request to the Secretary.

                            EXECUTIVE COMPENSATION

                  REPORT OF THE EXECUTIVE SALARIES COMMITTEE
                     AND THE STOCK OPTION PLANS COMMITTEE

    The Executive Salaries Committee has the responsibility of recommending to the Board of Directors appropriate salaries and other compensation for executive officers and administering the Officer Bonus Plan. The Stock Option Plans Committee administers the Company's stock option program. Both committees (hereafter referred to as the "Committee") have identical membership consisting entirely of outside directors.

COMPENSATION PHILOSOPHY

    The Committee adheres to several guiding principles in carrying out its responsibilities:

    * Total compensation should reward individual and corporate performance and provide incentive for enhancement of shareholder value.

    * Anheuser-Busch provides a base salary that will maintain its competitive market position. The Company offers an annual bonus opportunity that aligns corporate growth objectives and performance with individual achievements. Anheuser-Busch utilizes stock options to foster a long-term perspective aligned with that of the shareholders.

    * Compensation plans should be simple and easily understood. Executives must clearly understand variable compensation opportunities and how to earn variable rewards.

    * The Anheuser-Busch program should reflect competitive levels of fixed and variable compensation. A compensation consultant annually reports to the Committee on the competitive mix of base, bonus, and long-term incentives for a comparator group of national and local companies.

1997 COMPENSATION

    The Committee considers several factors when determining compensation for executive officers, including August A. Busch III:

    * OVERALL COMPANY PERFORMANCE. In addition to their current knowledge of Company operations through participation at regular Board meetings, the Committee specifically looked at annual and long term sales, earnings, and cash flow per share growth; market share gains; return to shareholders (see chart on page 18); progress toward long term objectives; individual divisional results as appropriate; and various qualitative factors relating to Company performance. There is no set weighting of these variables as applied to individual executive positions.

    * INDIVIDUAL PERFORMANCE. The Committee considers, in addition to an executive's business results, the achievement of various other managerial objectives and personal development goals.

    * COMPETITIVE COMPENSATION. The Committee is provided a report from a compensation consulting firm which details Anheuser-Busch compensation practices relative to a comparable group of 22 companies. This group is comprised of large national consumer goods companies as well as several large St. Louis-based corporations. The companies in the sample were chosen in consultation with the consulting firm as being representative of the types of companies with which Anheuser-Busch competes for executive talent. The report reviews base salary, annual bonus, and long term incentive awards for the CEO and other officer positions with responsibilities that are comparable across the group. The consulting firm believes, and the Committee concurs, that this sample of benchmarks not only provides guidance for specific positions, but also is indicative of overall Company pay practices when viewed in the aggregate.

    * TARGETED COMPENSATION. Total compensation for executive officers including Mr. Busch is targeted at a market level which approximates the median of the sample group of comparable companies after adjusting for the different magnitude of sales for each company, using a method called regression analysis. "Market level" is considered to be that calculated at the 50th percentile, with a margin of (PM)20%. Mr. Busch's total compensation for 1997 was at the market level for total compensation among the comparison group.

SALARY:

    The Company does not have an employment agreement with Mr. Busch or any of its other executive officers. In setting base salaries the Committee generally considers the overall financial performance of the Company during the prior year, particularly beer sales volume and market share performance, operating and net income margin trends, earnings and cash flow per share growth, returns on capital and equity, and total returns to shareholders. Actual salary determination is subjective in that there are no specific weightings for the variables considered. Mr. Busch's 1997 base salary of $1,107,750 was at the market level of salaries for CEOs in the comparable group of companies.

    Salaries for other executive officers were targeted at the market level where appropriate benchmarks were available. Actual 1997 salaries varied considerably among the executive officers depending on responsibilities, past departmental or divisional performance, and to a lesser degree, length of service. There were no specific departmental or divisional performance measures defined and considered. The individual's performance and potential future contributions were subjectively evaluated.

BONUS:

    1997 bonuses for Mr. Busch, 12 other executive officers and 44 other officers were paid under the Officer Bonus Plan (the "Plan"), which was approved by shareholders at the 1995 Annual Meeting. The Plan authorizes the Committee to establish programs that allow payment of cash bonuses to participants based on pre-established minimum performance goals for designated performance periods. Pursuant to the Plan, in February 1997 the Committee adopted the 1997 Officer Bonus Program ("1997 Program"), which established a minimum performance goal and a formula for determining a maximum bonus pool, both of which were based on pretax earnings of the Company for 1997 after adjustments for certain non-recurring items. The Committee also determined a bonus formula for allocating the pool among the participants in which amounts for participants were expressed as a percentage of the total pool.

    In February 1998 the Committee certified that the 1997 performance goal was met and approved individual bonuses. Although the Company achieved higher sales and earnings from continuing operations for 1997, the level was significantly below the Company's growth objectives. In view of this, the Committee, through the exercise of discretion and after taking into consideration individual performance and targeted compensation levels, approved substantially reduced bonus payments totalling substantially less than the maximum available in the bonus pool. Due to regulations of the Internal Revenue Service and provisions of the Plan and 1997 Program, any adjustments to the bonuses for the participating executives named in the summary compensation table on page 17 could only be reductions from the amounts determined by formula. Bonuses for other participants were determined after subjectively taking into consideration individual performance toward corporate or divisional objectives. Mr. Busch's
1997 bonus of $691,000 was 50% lower than his 1996 bonus. The aggregate of 1997 officer bonuses was 49% lower than 1996 bonuses.

LONG TERM INCENTIVES:

    As indicated previously, stock options are the Company's only long term incentive. Stock option awards are made to approximately 800 middle and upper level managers, including Mr. Busch and other executive officers. The size of awards is subjectively determined by the Committee based on position, responsibilities, and individual performance, subject to plan limits. The amount and terms of prior option grants are reviewed but are not explicitly considered in determining the size of individual awards. In 1997, the Committee granted Mr. Busch options for 300,000 shares under the 1989 Incentive Stock Plan.

POLICY ON DEDUCTIBILITY OF COMPENSATION EXPENSES

    The Company is not allowed a deduction for certain compensation paid to certain executive officers in excess of $1 million, except to the extent such excess constitutes performance-based compensation. The Committee considers its primary goal is to design compensation strategies that further the best interests of the Company and its shareholders. To the extent they are not inconsistent with that goal, the Committee will attempt where practical to use compensation policies and programs that preserve the deductibility of compensation expenses.

    Stock options granted under the 1989 Incentive Stock Plan and bonuses paid pursuant to the Officer Bonus Plan are designed to qualify as performance-based compensation.

                          Bernard A. Edison--Chairman

Vilma S. Martinez       Vernon R. Loucks, Jr.          William Porter Payne

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Busch is a member of the Human Resources Committee of SBC
Communications Inc. Mr. Whitacre, an Executive Officer of SBC
Communications Inc., is a Director of the Company.

SUMMARY COMPENSATION TABLE


                                                                      LONG-TERM
                                        ANNUAL COMPENSATION<F1>      COMPENSATION
                                        -----------------------      -------------


                                                                         AWARDS OF   ALL
                                                                          STOCK     OTHER
                                                                         OPTIONS COMPENSATION
    NAME AND PRINCIPAL POSITION        YEAR     SALARY ($)   BONUS($)      (#)<F2>  ($)<F3>
    ---------------------------        ----     ----------   ---------    --------- -------
A. A. Busch III                        1997     1,107,750       691,000    300,000  82,970
  Chairman of the Board and President  1996     1,055,000     1,382,000    200,000  75,676
                                       1995       995,000       616,000    396,418  80,237

P. T. Stokes                           1997       650,000       300,000    150,000  43,434
  Vice President and Group Executive   1996       604,550       600,000    100,000  35,967
                                       1995       565,000       250,000    193,086  37,148

J. E. Jacob                            1997       457,000       125,000     90,000  31,965
  Executive Vice President and         1996       423,200       250,000     60,000  27,057
    Chief Communications Officer       1995       368,000        75,000    152,418  18,307

J. H. Purnell                          1997       440,000       147,000    112,500  33,941
  Vice President and Group Executive   1996       420,000       294,000     75,000  31,470
                                       1995       400,000       132,500    111,752  33,146

S. K. Lambright                        1997       390,000       125,000     90,000  31,759
  Group Vice President and             1996       368,500       250,000     60,000  27,323
  General Counsel                      1995       335,000       119,000    111,752  27,519

-------
<F1> Salary and bonus amounts include any amounts deferred under the
     Executive Deferred Compensation Plan. If an excise tax were imposed on a participant as to such deferred benefits on account of a change in control, the participant's benefits would be increased to the extent required to put the participant in the same position after payment of taxes as if no excise tax had been imposed.

<F2> Awards for 1995 have been adjusted to reflect a two-for-one stock split and the spin-off of The Earthgrains Company, both of which occurred in 1996.

<F3> The 1997 amounts disclosed in this column include:

     <Fa>  Company matching contributions to the Deferred Income Stock
           Purchase and Savings Plan and the 401(k) Restoration Plan of $47,853 for Mr. Busch, $28,075 for Mr. Stokes, $19,727 for Mr. Jacob, $18,984 for Mr. Purnell, and $16,831 for Mr. Lambright. Under the 401(k) Restoration Plan, if an excise tax were imposed on a participant as to such benefits on account of a change in control, the participant's benefits would be increased to the extent required to put the participant in the same position after payment of taxes as if no excise tax had been imposed.

     <Fb>  Payments for insurance coverage of $28,172 for Mr. Busch,
           $15,359 for Mr. Stokes, $12,238 for Mr. Jacob, $11,636 for Mr. Purnell, and $9,319 for Mr. Lambright.

     <Fc>  Payment of director fees from subsidiary or affiliated companies of $6,945 for Mr. Busch, $3,321 for Mr. Purnell, and $5,609 for Mr. Lambright.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN<F*>
ANHEUSER-BUSCH COMPANIES, INC., S&P 500 INDEX, AND RUSSELL LARGE CAP
INDEX<F**>
                            (12/31/92-12/31/97)

                                   [GRAPH]

                         1992     1993     1994     1995     1996     1997
                        ------   ------   ------   ------   ------   ------

Anheuser-Busch          $100.0   $ 86.3   $ 92.1   $124.4   $155.2   $174.8

S&P 500                  100.0    110.0    111.5    153.3    188.4    251.1

Russell Large Cap Index  100.0    107.0    111.0    157.7    199.4    271.4


-------

<F*>   Assumes $100 invested on December 31 of first year of chart in
       Anheuser-Busch Companies, Inc. Common Stock, S&P 500 Index and Russell Large Cap Index and that all dividends were reinvested.

<F**>  Because only one of the other four leading domestic brewers is an independent publicly traded company, the Company has elected to compare shareholder returns with the Russell Large Cap Index. This index is comprised of the 50 largest publicly held United States companies, based on market capitalization. The Company was included in the index at the beginning of the period.

<F***> Compound Annual Growth Rate.

OPTION GRANTS IN 1997

                                                                POTENTIAL REALIZABLE VALUE AT
                                                                     ASSUMED ANNUAL RATES OF
                                                                     STOCK PRICE APPRECIATION
                                      INDIVIDUAL GRANTS<F1>               FOR OPTION TERM<F2>
                        --------------------------------------------  ----------------------
                                         % OF
                                         TOTAL
                                        OPTIONS
                           NUMBER OF    GRANTED
                          SECURITIES      TO
                          UNDERLYING   EMPLOYEES  EXERCISE
                            OPTIONS       IN       PRICE    EXPIRATION
          NAME            GRANTED (#)  1997<F3>    ($/SH)      DATE      0%<F4>           5%             10%
          ----            -----------  ---------  --------  -----------  ------           --             ---

A. A. Busch III..........    300,000       5.4%    $43.38    11/25/07    $0      $   8,183,491      $    20,738,574

P. T. Stokes.............    150,000       2.7      43.38    11/25/07     0           4,091,746           10,369,287

J. E. Jacob..............     90,000       1.6      43.38    11/25/07     0           2,455,047            6,221,572

J. H. Purnell............    112,500       2.0      43.38    11/25/07     0           3,068,809            7,776,965

S. K. Lambright..........     90,000       1.6      43.38    11/25/07     0           2,455,047            6,221,572

All Shareholders.........      N/A        N/A        N/A       N/A        0      13,284,532,100       33,665,628,200

All Optionees............  5,557,073     100.0      43.37      N/A        0         151,587,504          384,152,677

Optionee Gain as %
  of All Shareholders
  Gain...................      N/A        N/A        N/A       N/A       N/A           1.1%               1.1%

-------

<F1> All options granted to the named officers were granted on November 26,
     1997. The options become exercisable in three equal parts on the first, second, and third anniversaries of the grant date; however, the stock Option Plans Committee is authorized to accelerate exercisability at any time, and acceleration occurs automatically in the event of the optionee's death, disability, or retirement (under certain circumstances), or if certain events occur which would result in a change in control of the Company. The one-third of the 1997 grant which normally would become exercisable on November 26, 1998 was made eligible for earlier vesting if transferred in gifts to certain family members or trusts; Mr. Busch III made such a gift, and 99,232 of his 1997 grant vested on December 9, 1997. Mr. Jacob also made such a gift, and 20,000 of his 1997 grant vested on December 23, 1997. In addition, some of the options were granted with a tax payment feature. The tax payment feature allows the use of option stock to pay the withholding taxes related to option exercises. The number of options granted with a tax payment feature in 1997 to the named officers were:
     Mr. Busch III, 297,695; Mr. Stokes, 147,695; Mr. Jacob, 87,695; Mr.
     Purnell, 110,195; and Mr. Lambright, 87,695.

<F2> The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Potential realizable values for all shareholders are based on 487 million shares outstanding at December 31, 1997 and a per share price of $43.38.

<F3> Based on 5,557,073 options granted to 811 employees during 1997.

<F4> No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately. A zero percent stock price appreciation will result in zero dollars for the optionee.


AGGREGATED OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUES

                                                                   NUMBER OF
                                                                   SECURITIES       VALUE OF
                                                                   UNDERLYING     UNEXERCISED
                                                                   UNEXERCISED    IN-THE-MONEY
                                                                   OPTIONS AT      OPTIONS AT
                                                                   12/31/97 (#)    12/31/97($)<F1><F2>
                                     SHARES                        ------------    --------------------
                                   ACQUIRED ON        VALUE        EXERCISABLE/    EXERCISABLE/
      NAME                        EXERCISE (#)   REALIZED ($)<F1>  UNEXERCISABLE   UNEXERCISABLE
      ----                       -------------   ----------------  -------------   -------------

A. A. Busch III...............       308,252        7,183,566        1,048,576/    14,575,094/
                                                                       466,240      2,108,401

P. T. Stokes..................       109,634        2,576,344          595,112/     10,322,950/
                                                                       281,028       1,065,293

J. E. Jacob...................             0                0          283,942/      3,979,657/
                                                                       160,806         768,846

J. H. Purnell.................        31,998          765,686          336,956/      5,272,835/
                                                                       199,750         670,417

S. K. Lambright...............        34,750          797,438          301,940/       4,957,022/
                                                                       167,250          623,230

-------

<F1> Value before income taxes payable as a result of exercise.

<F2> Based on the average of the high and low price of the Company's common stock on the New York Stock Exchange--Composite Transactions for 12/31/97 ($44.00).


PENSION PLAN TABLE
                                                            YEARS OF SERVICE

--------------------------------------------------------------------------------------------
ELIGIBLE REMUNERATION        5        10          15          20          25      30 OR MORE
---------------------        -        --          --          --          --      ----------

$  500,000............... $ 41,667   $ 83,333   $125,000   $ 166,667   $  208,333  $  250,000

 1,000,000...............   83,333    166,667    250,000     333,333      416,667     500,000

 1,500,000...............  125,000    250,000    375,000     500,000      625,000     750,000

 2,000,000...............  166,667    333,333    500,000     666,667      833,333   1,000,000

 2,500,000...............  208,334    416,667    625,000     833,333    1,041,667   1,250,000

 3,000,000...............  250,000    500,000    750,000   1,000,000    1,250,000   1,500,000

    The Pension Plan Table above shows a range of estimated annual normal retirement pension benefits for employees who have the years of credited service shown at retirement, and whose eligible remuneration is as shown. The eligible remuneration used to compute actual pension benefits would be the highest sum, for the calendar year of retirement or any of the four preceding calendar years, of the employee's annual base salary as of January 1 of such year plus the bonus earned during the prior calendar year. Voluntary deferrals of salary or bonus for any year under the Executive Deferred Compensation Plan are included for the year of deferral in this determination. The benefits shown assume continued service until retirement at age 65 and payment in the form of a life annuity with ten years of guaranteed payments. Amounts shown do not reflect the applicable deduction for Social Security benefits. Vesting and payment of part of the benefits shown are accelerated if certain events occur that would result in a change in control of the Company. For the portions of the foregoing benefits payable under the programs that are not tax-qualified, if an excise tax were imposed on a participant as to such benefits on account of such a change in control, the participant's benefits would be increased to the extent required to put the participant in the same position after payment of taxes as if no excise tax had been imposed.

    Years of credited service, to the nearest year, and compensation covered by the pension plans for executive officers named in the Summary Compensation Table are as follows: Mr. Busch--40 years and $2,489,750;

Mr. Stokes--29 years and $1,250,000; Mr. Jacob--4 years and $707,000; Mr. Purnell--33 years and $734,000; and Mr. Lambright--20 years and $640,000.

     OTHER TRANSACTIONS INVOLVING DIRECTORS, OFFICERS, OR THEIR ASSOCIATES

    In 1993, pursuant to an investment agreement the Company purchased from Grupo Modelo, S.A. de C.V., Mexico's largest brewer ("Grupo Modelo"), equity securities representing a 10% interest in Grupo Modelo. The Company also purchased at that time equity securities representing a 10% interest in Diblo, S.A. de C.V., the operating subsidiary of Grupo Modelo ("Diblo"), 76.75% of the outstanding equity securities of which are owned by Grupo Modelo. Carlos Fernandez G. is Vice Chairman of the Board of Directors of Grupo Modelo and Diblo and Chief Executive Officer of Grupo Modelo. Pursuant to the investment agreement, the Company also acquired an option to purchase, at then-prevailing market rates (subject to certain limits), from trusts for the benefit of certain controlling shareholders of Grupo Modelo and Diblo (the "Controlling Shareholders"), including Mr. Fernandez' wife and other members of his family, equity securities sufficient to increase the Company's interest in Grupo Modelo to 35.12% and sufficient to increase the Company's interest in Diblo to 23.25%.

    In May 1997, the Company increased its interest in Grupo Modelo to 35.12% for an additional $605 million. In June 1997, the Company exercised its remaining option to purchase an additional 13.25% interest in Diblo. As of early March 1998, the transaction had not closed because of a dispute concerning the purchase price for the option shares. The Company and the Controlling Shareholders are currently pursuing arbitration to resolve the dispute concerning the purchase price. When the purchase is completed, the Company will hold a 50.2% direct and indirect interest in Diblo.

    Pursuant to the investment agreement, the Company agreed to use its best efforts to maintain a designee of the Controlling Shareholders on its Board of Directors so long as the Company or one of its subsidiaries owns ten percent or more of the outstanding capital stock of Grupo Modelo. Mr. Fernandez is the designee of the Controlling Shareholders for this purpose.

    August A. Busch, Jr., a former director of the Company, was, until his death in September 1989, the owner of Grant's Farm, a tract of approximately 225 acres located in St. Louis County, Missouri, most of which has been leased and used by the Company for many years. Upon his death the property passed to the trustees of a real estate trust created by his will (the "Trustees") for the benefit of certain children of Mr. Busch, Jr., not including August A. Busch III. The area includes an animal reservation and numerous other attractions and facilities. The Company uses Grant's Farm extensively for entertaining and conducting public tours and for other purposes associated with its advertising and public relations program. It is one of the most popular tourist attractions in the St. Louis area. The leased premises include all of the tract (except for approximately 23 acres that have been reserved for the residents' personal use) plus an adjacent tract of approximately 7 acres upon which are situated a parking lot and a stallion barn. Also, various paintings, trophies, horsedrawn vehicles, and other personal property that belonged to Mr. Busch, Jr. are displayed during public tours of the premises.

    The current lease (the "Lease") became effective January 1, 1982. The Lease may be terminated by the Company by giving notice at any time prior to October 31 of any year, to be effective in the following year at the end of the month during which the tour season ends. The Trustees may terminate the Lease by giving notice at any time prior to October 31 of any year, to be effective at the end of the month during which the tour season ends in the second year following the year in which notice is given. If the Trustees terminate the Lease, they must reimburse the Company for the unamortized value of all capital leasehold improvements made by the Company.

    Under the Lease, the Trustees will receive a fixed annual rental of $201,890 throughout the term of the Lease. They will also share in that portion of income from the Company's concession operations which exceeds the approximate income generated from such operations when they were operated by Mr. Busch, Jr. The Company and the Trustees entered into an agreement under which, effective with the year 1994, the Company will retain an additional portion of concession income until certain capital improvements made by the Company to Grant's Farm are fully amortized. The Lease provides that the Trustees have the responsibility for the maintenance and care of the leased premises and the animals and personal property situated thereon, and the Company is obligated to reimburse them for their expenses in carrying out that responsibility. During the term of the Lease, the Company has the right of first refusal to purchase the leased premises and also to purchase the 23-acre tract referred to above. The Company also has the right, under certain circumstances, to purchase the personal property covered by the Lease and certain personal property located in Mr. Busch, Jr.'s former residence. For the year 1997, the Trustees received, in the aggregate, from the Company under the Lease: (1) basic rent of $201,890, (2) $397,735 as their share of the Company's income from concession operations, and (3) $1,398,392 as reimbursement for the actual expenses, as audited by the Company's internal audit department, for the maintenance and care of the leased premises, the animals, and the personal property situated thereon.

    For many years, Mr. Busch, Jr. provided board and care for the Anheuser-Busch, Incorporated ("ABI") Clydesdale horses on property other than Grant's Farm. The existing Clydesdale Lease Agreement between Mr. Busch, Jr. and ABI first became effective on January 1, 1973. Certain heirs of Mr. Busch, Jr. (not including August A. Busch III) succeeded to the interests of Mr. Busch, Jr. under the lease, which was amended as of August 31, 1990. For the year 1997, ABI paid or will pay under this lease $29,625 as annual rental and $222,235 as reimbursement for the actual expenses, as audited by the Company's internal audit department, incurred to care for the Clydesdale horses and the leased property.

    ABI has agreements with Double Eagle Distributing, Inc. ("Double Eagle"), Southern Eagle Distributing, Inc. ("Southern Eagle"), and Busch-Transou L.C. for the distribution of malt beverage products in Deerfield Beach, Florida, and Fort Pierce and Ocala, Florida, and Tallahassee, Florida, respectively. Double Eagle, which is owned by James
B. Orthwein, Jr. and Percy J. Orthwein II, who are sons of James B. Orthwein, purchased $38,735,202 of products from ABI during 1997. Percy Orthwein is Chairman of the Board and James B. Orthwein, Jr. is President and General Manager of Double Eagle. Peter William Busch, a half brother of Mr. Busch III, is the President and majority owner of Southern Eagle. Southern Eagle purchased $22,248,614 of products from ABI during 1997. Busch-Transou, L.C. is owned by Tripp and Susan Busch Transou, the son-in-law and daughter of Mr. Busch III. Busch-Transou, L.C. purchased $19,989,450 of products from ABI during 1997. These distribution agreements are ABI's standard distribution agreements.

    In 1997, ABI sold the rights to distribute its malt beverage products in Ocala, Florida to its Belle Glade, Florida wholesaler. In order to enhance operating efficiencies in its distribution system, in connection with that sale ABI required its Belle Glade, Florida wholesaler to sell a portion of its existing distribution rights to an adjoining wholesaler for $1,700,000. The Company believes that to be the fair market value of such distribution rights. After first being offered to another wholesaler, who declined the offer, the distribution rights were sold to Southern Eagle. The transaction was reviewed and approved in advance by the Board of Directors of Anheuser-Busch Companies, Inc.

    In 1997, ABI entered into an agreement to acquire the assets of the Kent, Washington wholesalership and then agreed to assign the right to acquire the business to City Beverages, L.L.C., a corporation of which Steven Knight, son of Charles F. Knight, a director of the Company, is the majority owner. City Beverages, L.L.C. paid $5,437,000 for the wholesalership, which the Company believes to be the fair market value of the assets of the wholesalership, and assumed an eight year warehouse lease obligation. The transaction was reviewed and approved in advance by the Conflict of Interest Committee of the Board of Directors. City Beverages, L.L.C. purchased $1,238,259 of products from ABI for the period of 1997 (December 20, 1997 through December 31, 1997) during which it owned the business and its distribution agreement with ABI is ABI's standard distribution agreement.

    Douglas A. Warner III, a director of the Company, is an executive officer of J. P. Morgan & Co., Incorporated ("Morgan"). Morgan and its subsidiaries have provided investment banking and related financial services to the Company during 1997 and are expected to provide similar services to the Company during 1998.

    William H. Webster, a director of the Company, is a partner of Milbank, Tweed, Hadley & McCloy, a law firm that provided legal services to the Company during 1997 and is expected to provide legal services to the Company during 1998.

    The Company occasionally uses the personal aircraft of Mr. Busch III for Company business. During 1997, the Company reimbursed Mr. Busch $129,533 based on the manufacturer's published hourly rate for fuel, oil, maintenance, and other miscellaneous costs for operating the aircraft.

    In the opinion of the Company's management, the terms and conditions of the foregoing transactions are at least as favorable to the Company and its subsidiaries as those which would be available from unrelated parties for comparable transactions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of common stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to the Company.

    Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the preceding year all filing requirements applicable to executive officers and directors have been complied with.

                                 OTHER MATTERS

    The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage, and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. In addition, to assist in the solicitation of proxies from brokers, bank nominees, and other institutional holders and from other shareholders, the Company has engaged
D. F. King & Co., Inc. for a fee not to exceed $10,500 plus out-of-pocket expenses. Solicitation also may be made by the Company's officers, directors, or employees, personally or by telephone.

St. Louis, Missouri
March 10, 1998

EXHIBIT A

                        ANHEUSER-BUSCH COMPANIES, INC.
                           1998 INCENTIVE STOCK PLAN

                              SECTION 1. PURPOSE

    The purpose of this Plan is to attract, retain, motivate and reward employees of the Company and its Subsidiaries and Affiliates with certain stock-related compensation arrangements.

                      SECTION 2. MAXIMUM NUMBER OF SHARES

    (a) The maximum number of shares of Stock which may be issued pursuant to Awards under this Plan, and the maximum number of shares for which ISOs may be granted under this Plan, shall be 21,000,000 shares, subject to adjustment as provided in Section 9. For this purpose:

        (i) The number of shares underlying an Award shall be counted against this Plan maximum ("used") at the time of grant.

        (ii) When an Award is payable in cash only, the number of shares of Stock on which the amount of such cash is based shall be deemed used at the time of grant.

        (iii) Shares which underlie Awards that (in whole or part) expire, terminate, are forfeited, or otherwise become non-payable, and shares which are recaptured by the Company in connection with a forfeiture, may be re-used in new grants to the extent of such expiration, termination, forfeiture, non-payability, or recapture.

        (iv) For all purposes of this Section 2, shares underlying two or more alternative Awards shall be treated as underlying only a single Award, with no multiple counting of shares. Accordingly: shares underlying alternative Awards shall be used only once at the time of grant; if one such Award is exercised or paid, no re-usage of shares shall result from the termination of the unexercised alternative Awards.

    (b) Notwithstanding any other provisions of this Plan, the maximum number of shares underlying Awards that may be granted to any Eligible Person during any calendar year shall be 750,000, subject to adjustment as provided in Section 9.

    (c) In its discretion, the Company may issue treasury shares or authorized but unissued shares, but shall issue treasury shares to the extent required by the Committee or applicable law. Shares of Stock may be represented by certificates or may be issued in uncertificated form, as determined by the Company from time to time.

                            SECTION 3. ELIGIBILITY

    Officers and management employees of the Company, Subsidiaries, or Affiliates shall be eligible to receive Awards under this Plan. A director of the Company, a Subsidiary, or an Affiliate shall be eligible only if he or she also is an officer or management employee of at least one such entity. Notwithstanding the foregoing, persons employed only by Affiliates shall not be eligible to receive ISOs.

               SECTION 4. GENERAL PROVISIONS RELATING TO AWARDS

    (a) Subject to the limitations in this Plan, the Committee may cause the Company to grant Awards to such Eligible Persons, at such times, of such types, in such amounts, for such periods, becoming exercisable or otherwise vesting at such times, with such features, with such option prices, purchase prices or base prices, and subject to such other terms, conditions, and restrictions as the Committee deems appropriate. Each Award shall be evidenced by a written Award Document, which (as determined by the Committee) may be a formal agreement between the Company and the Recipient or a communication by the Company to the Recipient. The Award Document may be written and transmitted on paper, electronically, or using any other medium selected by the Committee, and may be set forth in a single document or in several documents. In granting an Award, the Committee may take into account any factor it deems appropriate and consistent with the purposes of this Plan.

Awards may be granted as additional compensation, or in lieu of other compensation. All or any portion of any payment to a Recipient, whether in cash or shares of Stock, may be deferred to a later date if and as provided in the Award Document. Deferrals may be for such periods and upon such terms and conditions (including the provision of interest, dividend equivalents, or other return) as the Committee may determine.

    (b) Except as otherwise provided in this Plan, one or more Awards may be granted separately or as alternatives to each other. If Awards are alternatives to each other:

        (i) the exercise of all or part of one automatically shall cause an immediate equal and corresponding termination of the other; and

        (ii) unless the Award Document or the Committee expressly permit otherwise, alternative Awards which are transferable may be transferred only as a unit, and alternative Awards which are exercisable must be exercisable by the same person or persons.

    (c) Award Documents may contain any provision approved by the Committee relating to the period for exercise or vesting after termination of employment, and relating to the circumstances under which a termination is deemed to occur. Except to the extent otherwise expressly provided in the Award Document or determined by the Committee, termination of employment includes the separation of a Recipient, directly or through the separation of his or her Employer, from the group of companies comprised of the Company and its Subsidiaries and Affiliates for any reason, including: (i) separation of the Recipient by reason of death, permanent or indefinite disability, retirement, resignation, dismissal, permanent or indefinite layoff, or other event having a similar effect; and (ii) separation of the Employer by any method which results in the Employer ceasing to be a Subsidiary or an Affiliate.

    (d) Award Documents may, in the discretion of the Committee, contain a provision permitting a Recipient to designate the person who may exercise an Award after the Recipient's death, either by will or by appropriate notice to the Company. The Committee may impose such conditions and limitations on such designations as it deems appropriate.

    (e) A Recipient shall have none of the rights of a shareholder with respect to shares of Stock which underlie his or her Award until shares are issued in his or her name.

    (f) Except as otherwise provided in an Award Document pursuant to this Section, Awards shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the Recipient's lifetime only by the Recipient or his or her guardian or legal representative. However, except in the case of ISOs and Awards which are alternatives to ISOs, the Committee may expressly provide in any Award Document that the Award is transferable. Transferability (if permitted) may be subject to such conditions and limitations as the Committee deems appropriate.

    (g) Notwithstanding Section 14(a), in its discretion the Committee may provide in any Award Document for the acceleration of vesting or the termination of any condition or forfeiture provision upon the happening of any specified event (including, for example, an event which results in an Acceleration Date).

    (h) Subject to Section 14(a) in the case of ISOs, and subject to any express limitations contained in the applicable Award Document: (i) the Committee may accelerate vesting or waive or terminate any condition or forfeiture provision of any Award at any time and for any reason; and (ii) the Committee may amend an Award Document after grant at any time and for any reason so long as such amendment is not inconsistent with this Plan.

    (i) No Award by its terms shall be exercisable after the expiration of ten years from the date it is granted.

                          SECTION 5. OPTIONS AND SARS

    (a) Except as provided in Section 9, the option price per share of Options or the base price of SARs shall not be less than Fair Market Value per share of Stock on the Options' or the SARs' grant date, except that SARs which are alternatives to Options but which are granted at a later time may have a base price equal to the option price even though the base price is less than Fair Market Value on the date the SARs are granted.

     (b) The grant of Options and their related Award Document must identify the Options as either ISOs or as NQSOs.

    (c) If Options, SARs, and/or Limited Rights are granted as alternatives to each other, the option prices and the base prices (as applicable) shall be equal and the expiration dates shall be the same.

    (d) In the case of SARs, the Award Document may specify the form of payment or may provide that the form is to be determined at a later date, and may require the satisfaction of any rules or conditions in connection with receiving payment in any particular form.

    (e) Notwithstanding any other provision of Sections 4 or 5: (i) no Options or SARs shall be granted in exchange for so-called "underwater" Options or SARs (which have option or base prices in excess of the then-current Fair Market Value per share of Stock), nor shall underwater Options or SARs be amended to reduce their option or base price; and, (ii) no Options or SARs shall contain a so-called "reload" feature under which additional Options or SARs are granted automatically to Recipients upon exercise of the original Options or SARs.

                           SECTION 6. LIMITED RIGHTS

    (a) The Committee shall have authority to grant a special type of stock appreciation rights ("Limited Rights") to any Recipient of any Options or SARs granted under this Plan (the "Related Award"). Limited Rights are stock appreciation rights which are exercisable only after the occurrence of one or more extraordinary events specified by the Committee; such events may include, for example, the events which result in an Acceleration Date. Limited Rights shall not be granted separately, but shall be granted only as alternatives to their Related Award. Limited Rights may be granted either at the time of grant of the Related Award or at any time thereafter during its term. Limited Rights shall be exercisable or payable at such times, payable in such amounts, and subject to such other terms, conditions, and restrictions as the Committee deems appropriate.

    (b) The Committee shall place on any Limited Rights for which the Related Awards are ISOs such restrictions as may be required by the Code at the time of grant, and shall amend this Plan accordingly to the extent required by the Code.

              SECTION 7. STOCK ISSUANCE, PAYMENT, AND WITHHOLDING

    (a) The Recipient of Options may pay the option price in cash, Stock (including shares of previously-owned Stock or Stock issuable in connection with the Award), or other property, to the extent permitted or required by the Award Document or the Committee from time to time.

    (b) Except to the extent prohibited by applicable law, the Committee or the Company may take any necessary or appropriate steps in order to facilitate the payment of an option price. The Committee may permit deemed or constructive transfers of shares in lieu of actual transfer and physical delivery of certificates. The Committee may require satisfaction of any rules or conditions in connection with paying the option price at any particular time or in any particular form.

    (c) If shares used to pay the option price of Options are subject to any transfer or other restrictions, an equal number of the shares of Stock purchased shall be made subject to such prior restrictions in addition to any further restrictions imposed on such purchased shares by the terms of the Award Document or Plan.

    (d) After the obligation arises to collect and pay Required Withholding Taxes, the Recipient shall reimburse the Company or Employer (as required by the Committee or Company) for the amount of such Required Withholding Taxes in cash, unless the Award Document or the Committee permits or requires payment in another form. In the discretion of the Committee or its delegate and at the Recipient's request, the Committee or its delegate may cause the Company or Employer to pay to the appropriate taxing authority withholding taxes in excess of Required Withholding Taxes on behalf of a Recipient, which shall be reimbursed by the Recipient in any manner determined by the Company or the Committee from time to time. In the Award Document or otherwise, the Committee may allow a Recipient to reimburse the Company or Employer for payment of withholding taxes with shares of Stock or other property. The Committee may require the satisfaction of any rules or conditions in connection with any non-cash payment of withholding taxes.

    (e) If provided in the Award Document relating to an ISO, the Committee may (i) cause the Company to hold the shares of Stock issued in the Recipient's name upon exercise, or (ii) prohibit the transfer by a Recipient of such shares into the name of a nominee and require the placement of a legend on certificates for such shares reflecting such prohibition.

                            SECTION 8. FORFEITURES

    In its discretion, the Committee may adopt and amend any policies, and may include in any Award Document any provisions relating to, forfeitures. Such forfeiture provisions may include, for example, prohibitions on competing with the Company and its Subsidiaries and Affiliates and on engaging in other detrimental conduct. Forfeiture provisions for one Award type may differ from those for another type, and also may differ among Awards of the same type granted at different times or to Recipients in different circumstances. As used in this Plan, a "forfeiture" of an Award includes the recapture of Stock issued or other economic benefits derived from an Award, as well as the forfeiture of an Award itself; however, the Committee may define the term more narrowly for specific Award Documents.

                    SECTION 9. ADJUSTMENTS AND ACQUISITIONS

    (a) Subject to Section 9(c), in the event that the Committee shall determine that, as a result of any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or any other similar corporate transaction, change, or event, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under outstanding Awards or under the Plan (an "Adjustment Event"), then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

        (i) the number and types of shares of Stock (or other securities or property) subject to outstanding Awards;

        (ii) the maximum number of shares of Stock with respect to which Awards may be issued set forth in Section 2(a) of this Plan, the maximum number of shares of Stock for which ISOs may be granted set forth in Section 2(a) of this Plan, and the maximum number of shares of Stock which may be granted to any Eligible Person during any calendar year set forth in Section 2(b) of this Plan (collectively the "Share Limitations"); and

        (iii) the option price, base price, or other similar price with respect to any Award.

Alternatively to (i) and (iii), if there is an Adjustment Event and the Committee deems it appropriate, it may provide for cash payments to holders of outstanding Awards.

    (b) Subject to Section 9(c), in the event of an acquisition by the Company by means of a merger, consolidation, acquisition of property or stock, reorganization or otherwise, the Committee shall be authorized:

        (i) to cause the Company to issue Awards or assume stock options or stock appreciation rights issued by the acquired company, whether or not in a transaction to which Section 424(a) of the Code applies, by means of issuance of new Awards in substitution for, or an assumption of, previously issued options or rights, but only if and to the extent that such issuance or assumption is consistent with the other provisions of this Plan and any applicable law, and/or

        (ii) to increase the Share Limitations to reflect such issuance or assumption.

    (c) The Committee shall not make an adjustment under Section 9(a), issue Awards or assume options or rights under Section 9(b)(i), or increase the Share Limitations under Section 9(b)(ii),

        (i) to the extent such action would affect ISOs or the Share Limitation relating to ISOs and would require shareholder approval under Section 422 of the Code, or

        (ii) to the extent such action would affect the Share Limitation set forth in Section 2(b) of this Plan and would require shareholder approval in order to qualify such Awards, such assumed options or rights, or Awards granted thereafter as performance-based compensation under Section 162(m) of the Code, unless such action(s) by the Committee are made subject to shareholder approval and are so approved by the shareholders.

    (d) In the event that the Board approves any merger or consolidation of the Company with or into any other corporation or business entity as a result of which the Company shall not be the surviving corporation, with respect to each Award, either (i) the Committee shall, in such manner as it may deem equitable, cause such Award to vest prior to the effective date of such merger or consolidation or (ii) the Committee or the Board shall approve arrangements to substitute an award issued by the surviving corporation for such Award on terms and conditions deemed equitable by the Committee or the Board.

                     SECTION 10. ACCELERATION AND VESTING

    (a) An "Acceleration Date" occurs when any of the following events occur:

        (i) any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Act) of more than 30% of the Company's then outstanding voting securities
   (measured on the basis of voting power);

        (ii) the shareholders of the Company approve a definitive agreement of merger or consolidation with any other corporation or business entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the consummation of the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the surviving entity of such merger or consolidation outstanding immediately after such merger or consolidation;

        (iii) Continuing Directors cease to constitute at least a majority of the directors of the Company; or

        (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

    An Acceleration Date as described in (i) above shall not occur as a result of the ownership of voting securities by (A) the Company or any of its Subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries or (C) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock. Securities held by an underwriter pursuant to an offering of such securities for a period not to exceed 40 days shall be deemed to be outstanding but shall not be deemed to be beneficially owned by such underwriter for purposes of clause (i) above.

    For purposes of this Section 10(a), (X) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act; (Y) "Continuing Directors" shall mean any directors of the Company who either (i) were directors of the Company on the date of adoption of the Plan, or (ii) became directors of the Company subsequent to such date and whose election or nomination for election by the shareholders of the Company was duly approved, either by a specific vote or by approval of the proxy statement issued by the Company in which such individuals were named as nominees for director of the Company, by a majority of the Continuing Directors who were at the time of election or nomination directors of the Company; and (Z) "Person" shall mean any individual, firm, corporation, partnership or other entity and shall include the Affiliates and Associates of such Person.

    (b) If an Acceleration Date occurs while Awards remain outstanding under this Plan, then all Awards shall vest. This Section shall apply to ISOs notwithstanding Section 14(a).

    (c) When Awards "vest," they become fully exercisable. Vesting does not mean that an Award becomes non-forfeitable, except to the extent provided in the Award Document or otherwise by the Committee pursuant to Sections 4(g) or 4(h) above.

                          SECTION 11. ADMINISTRATION

    (a) This Plan shall be administered by the Stock Option Plans Committee of the Board, or another committee appointed by the Board from time to time, consisting of three or more persons, each of whom at all times shall be a member of the Board and none of whom shall be an officer or employee of the Company or any of its Subsidiaries at the time of service. Committee members shall not be eligible for selection to receive Awards under this Plan.

    (b) During any time when one or more Committee members may not be qualified to serve under Rule 16b-3, under Section 162(m) of the Code, or under any other rule or law which contains special qualifications for Committee members in order to avoid a penalty or to obtain a benefit, the Committee may form a sub-Committee from among its qualifying members. The sub-Committee may act, in lieu of the full Committee, with respect to all or any category of Awards granted or to be granted to all or any group of Recipients, and may take other actions deemed appropriate and convenient to prevent, control, minimize, or eliminate any penalties, loss of benefits, or other adverse effects of such potential disqualification. Any such sub-Committee shall have the full authority of the full Committee under this Plan, except to the extent the full Committee limits the sub-Committee's powers.

    (c) At the Committee's request or on its own motion, the Board may ratify or approve grants, or any terms of any grants, made by the Committee during any time that any member of the Committee may not be qualified to approve such grants or terms under Rule 16b-3 or any other rule or law.

    (d) A majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be the acts of the Committee. The Committee may meet in person, by telephone or television conference, or in any other manner (unless prohibited by applicable law). From time to time the Committee may adopt, amend, and rescind such rules and regulations for carrying out this Plan and implementing Award Documents, and the Committee may take such action in the administration of this Plan, as it deems proper. The interpretation of any provisions of this Plan by the Committee shall be final and conclusive unless otherwise determined by the Board.

    (e) To the extent the Committee deems it convenient and appropriate, the Committee may delegate such of its powers and duties, including (among other things) its power to grant Awards, to one or more officers of the Company. Any such delegation shall be subject to such limitations and conditions as the Committee deems appropriate. However, notwithstanding the foregoing: (i) the power to grant Awards may not be delegated to an officer who is not also a director of the Company except in conformity with applicable Delaware law; and, (ii) no officer may grant Awards to him- or herself or to his or her superiors unless such grants are ratified by the Committee or the Board.

           SECTION 12. AMENDMENT, TERMINATION, SHAREHOLDER APPROVAL.

    (a) The Board may amend or terminate this Plan at any time, except that without the approval of the Company's shareholders, no amendment shall (i) increase the maximum number of shares issuable, or the maximum number of shares for which ISOs may be granted, under this Plan, (ii) change the class of persons eligible to receive ISOs, (iii) change the annual limit on Awards which may be granted to an Eligible Person provided in Section 2(b), or (iv) change the provisions of this Section 12(a).

    (b) The Committee may amend this Plan from time to time to the extent necessary to (i) comply with Rule 16b-3 and, to the extent it deems appropriate, (ii) prevent benefits under this Plan from constituting "applicable employee remuneration" within the meaning of Section 162(m) of the Code.

    (c) No Awards may be granted under this Plan after April 21, 2008.

    (d) The approval by shareholders shall consist of the approving vote of the holders of a majority of the outstanding shares of Stock present (in person or by proxy) and voted (for or against) at a meeting of the shareholders at which a quorum is present, unless a greater vote is required by the Company's charter or by-laws, by the Board, by the Company's principal stock exchange, or by applicable law (including Delaware law, Rule 16b-3, or Section 162(m) of the Code).

                            SECTION 13. DEFINITIONS

    (a) "Acceleration Date" has the meaning given in Section 10(a).

    (b) "Act" means the Securities Exchange Act of 1934, as amended from time to time.

    (c) "Adjustment Event" has the meaning given in Section 9(a).

    (d) "Affiliate" means any entity in which the Company has a substantial direct or indirect equity interest (other than a Subsidiary), but only if expressly so designated by the Committee from time to time. Without limiting the generality of the foregoing, the term "Affiliate" shall not include any beer wholesaler or distributor in which Anheuser-Busch Investment Capital Corporation or other Subsidiary invests, unless the Committee expressly determines otherwise; the Committee may also revoke or reinstate any such designation from time-to-time.

    (e) "Award" means a grant of ISOs, NQSOs, SARs, or Limited Rights.

    (f) "Award Document" means the written agreement or other document referred to in Section 4(a) evidencing an Award.

    (g) "Board" means the Board of Directors of the Company.

    (h) Options "cease to qualify as ISOs" when they fail or cease to qualify for the exclusion from income provided in Section 421 (or any successor provision) of the Code.

    (i) "Code" means the U.S. Internal Revenue Code as in effect from time to time.

    (j) "Committee" means the committee of the Board described in Section 11 hereof and any sub-committee established by such committee pursuant to
Section 11(b).

    (k) "Company" means Anheuser-Busch Companies, Inc. and its successors.

    (l) "Eligible Person" means a person who is eligible to receive an Award under Section 3 of this Plan.

    (m) "Employer" means the Company, the Subsidiary, or the Affiliate which employs the Recipient.

    (n) "Fair Market Value" of Stock on a given valuation date means (i) the average of the highest and lowest selling prices per share of Stock reported on the New York Stock Exchange Composite Tape or similar quotation service for such date, (ii) if Stock is not listed on the New York Stock Exchange, the average of the highest and lowest selling prices per share of Stock as reported for such valuation date on the principal stock exchange or quotation system in the U.S. on which Stock is listed or quoted (as determined by the Committee), or (iii) if neither of the preceding clauses is applicable, the value per share determined by the Committee in a manner consistent with the Treasury Regulations under Section 2031 of the Code. If no sale of Stock occurs on such valuation date, but there were sales reported within a reasonable period both before and after such valuation date, the weighted average of the means between the highest and lowest selling prices on the nearest date before and the nearest date after such valuation date shall be used, with the average to be weighted inversely by the respective numbers of trading days between the selling dates and such valuation date.

    (o) "Forfeiture" has the meaning given in Section 8.

    (p) "ISO" or "Incentive Stock Option" means an option to purchase one share of Stock for a specified option price which is designated by the Committee as an "Incentive Stock Option" and which qualifies as an "incentive stock option" under Section 422 (or any successor provision) of the Code.

    (q) "Limited Right" has the meaning given in Section 6.

    (r) "NQSO" or "Non-Qualified Stock Option" means an option to purchase one share of Stock for a specified option price which is designated by the Committee as a "Non-Qualified Stock Option," or which is designated by the Committee as an ISO but which ceases to qualify as an ISO.

    (s) "Option" means an ISO or an NQSO.

    (t) "Optionee" means a person to whom Options are granted pursuant to this Plan.

    (u) "Plan" means the Anheuser-Busch Companies, Inc. 1998 Incentive Stock Plan, as amended from time to time.

    (v) "Recipient" means an Eligible Person to whom an Award is granted pursuant to this Plan.

    (w) "Reporting Person," as of a given date, means a Recipient who would be required to report a purchase or sale of Stock occurring on such date to the Securities and Exchange Commission pursuant to Section 16(a) of the Act and the rules and regulations thereunder.

    (x) "Rule 16b-3" means Rule 16b-3 (as amended from time to time) promulgated by the Securities and Exchange Commission under the Act, and any successor thereto.

    (y) "Share Limitations" has the meaning given in Section 9(a).

    (z) "SAR" means a stock appreciation right, which is a right to receive cash, Stock, or other property having a value on the date the SAR is exercised equal to (i) the excess of the Fair Market Value of one share of Stock on the exercise date over (ii) the base price of the SAR. The term "SAR" does not include a Limited Right.

    (aa) "Stock" means shares of the common stock of the Company, par value $1.00 per share, or such other class or kind of shares or other securities as may be applicable under Section 9.

    (bb) "Subsidiary" means a "subsidiary corporation" of the Company as defined in Section 424(f) (or any successor provision) of the Code, other than corporations expressly excluded by the Committee from time-to-time.

    (cc) "Vest" has the meaning given in Section 10(c).

    (dd) "Required Withholding Taxes" means, in connection with the exercise of or other taxable event relating to an Award, the total amount of Federal and state income taxes, social security taxes, and other taxes which the Employer of the Recipient is required to withhold.

                           SECTION 14. MISCELLANEOUS

    (a) Each provision of this Plan and the Award Documents relating to ISOs shall be construed so that all ISOs shall be "incentive stock options" as defined in Section 422 of the Code or any statutory provision that may replace Section 422, and any provisions thereof which cannot be so construed shall be disregarded, subject however to Sections 4(g) and 10(b) and provided that Award Documents are permitted to have provisions which cause Options which qualify as ISOs at the time of grant to cease to qualify as ISOs at a later time or upon the happening of a later event. No discretion granted or allowed to the Committee under this Plan shall apply to ISOs after their grant except (i) to the extent the related Award Document shall so provide or (ii) to the extent that the application of such discretion would not cause such ISOs to cease to qualify as ISOs. Notwithstanding the foregoing, nothing shall prohibit an amendment to or action regarding outstanding ISOs which would cause them to cease to qualify as ISOs, so long as the Company and the Recipient shall consent to such amendment or action.

    (b) Without amending this Plan, Awards may be granted to Eligible Persons who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of this Plan. Such different terms and conditions may be reflected in Addenda to this Plan. However, no such different terms or conditions shall be employed if such terms or conditions constitute, or in effect result in, an increase in the aggregate number of shares which may be issued under this Plan or a change in the definition of Eligible Person.

    (c) Notwithstanding any other provision in this Plan, the Committee shall not act with respect to any Reporting Person in a manner which would result in a forfeiture under Section 16(b) of the Act of some or all of the economic benefits relating to his or her Awards, without in each case the written consent of such Reporting Person.

    (d) Nothing in this Plan or any Award Document shall confer on any person any expectation to continue in the employ of his or her Employer, or shall interfere in any manner with the absolute right of the Employer to change or terminate such person's employment at any time for any reason or for no reason.

                                                       Please mark
                                                     your votes as    / X /
                                                      indicated in
                                                      this example

--------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS A, B AND C.
--------------------------------------------------------------------------

ITEM A - ELECTION OF DIRECTORS

 FOR all nominees listed             WITHHOLD AUTHORITY
 below (except as marked to          to vote for all nominees
    the contrary below)                    listed below

       /   /                                   /  /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
NOMINEE'S NAME ON THE LIST BELOW.)

August A. Busch III   Carlos Fernandez G.
     James R. Jones   Andrew C. Taylor
         Douglas A. Warner III


ITEM B-APPROVAL OF 1998             FOR      AGAINST    ABSTAIN
       INCENTIVE STOCK PLAN         / /        / /        / /

ITEM C- APPROVAL OF                 FOR      AGAINST    ABSTAIN
        INDEPENDENT                 / /        / /        / /
        ACCOUNTANTS


--------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 1.
--------------------------------------------------------------------------

ITEM 1- SHAREHOLDER                 FOR      AGAINST    ABSTAIN
        PROPOSAL-REPORT ON          / /        / /        / /
        BEER CONSUMPTION


---------------------------------------------------------------------------
                                                          I plan to
                                                         attend the    /  /
                                                            meeting



                           Dated: -----------------------------------, 1998

                           ------------------------------------------------

                           ------------------------------------------------
                                    SIGNATURE OF SHAREHOLDER(S)
                           (Sign exactly as your name or names appear at the left; in the case of shares held by joint owners, all joint owners should sign;
                           fiduciaries should indicate title and
                           authority.)


PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                     FOLD AND DETACH HERE


                       ADMISSION TICKET


            [ LOGO ]  ANHEUSER-BUSCH COMPANIES

                 ANNUAL MEETING OF SHAREHOLDERS

           Wednesday, April 22, 1998, 10:00 A.M. (local time)

             at the Kingsmill Resort and Conference Center

                         1010 Kingsmill Rd.

                    Williamsburg, Virginia 23185




PLEASE ADMIT:                                             NON-TRANSFERABLE

PROXY

                     ANHEUSER-BUSCH COMPANIES, INC.

          THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING OF SHAREHOLDERS


      The person(s) signing this proxy form hereby appoints August A. Busch III, John E. Jacob, and JoBeth G. Brown as proxies, each with the power of substitution and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at the Kingsmill Resort and Conference Center, 1010 Kingsmill Rd., Williamsburg, Virginia, on April 22, 1998,at 10:00 A.M. local time and at any adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE SHAREHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEMS B AND C AND AGAINST ITEM 1. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

       (Be sure to sign and date the reverse side of this form)

                        FOLD AND DETACH HERE


From Norfolk or Newport News
Airport

Take I-64 West towards Williamsburg
and get off at Exit 242-A (Busch Gardens and Route 199 West). At the first traffic light, turn left onto Kingsmill Road.


                                                [MAP]


From Richmond Airport

Take I-64 East towards Williamsburg
and get off at Exit 242-A (Busch Gardens and Route 199 West). At the first traffic light, turn left onto Kingsmill Road.

                                                       Please mark
                                                     your votes as    / X /
                                                      indicated in
                                                      this example

--------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS A, B AND C.
--------------------------------------------------------------------------

ITEM A - ELECTION OF DIRECTORS

 FOR all nominees listed             WITHHOLD AUTHORITY
 below (except as marked to          to vote for all nominees
    the contrary below)                    listed below

       /   /                                   /  /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
NOMINEE'S NAME ON THE LIST BELOW.)

August A. Busch III   Carlos Fernandez G.
     James R. Jones   Andrew C. Taylor
         Douglas A. Warner III


ITEM B-APPROVAL OF 1998             FOR      AGAINST    ABSTAIN
       INCENTIVE STOCK PLAN         / /        / /        / /

ITEM C- APPROVAL OF                 FOR      AGAINST    ABSTAIN
        INDEPENDENT                 / /        / /        / /
        ACCOUNTANTS


--------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 1.
--------------------------------------------------------------------------

ITEM 1- SHAREHOLDER                 FOR      AGAINST    ABSTAIN
        PROPOSAL-REPORT ON          / /        / /        / /
        BEER CONSUMPTION


---------------------------------------------------------------------------
                                                          I plan to
                                                         attend the    /  /
                                                            meeting




                           Dated: -----------------------------------, 1998

                           ------------------------------------------------

                           ------------------------------------------------
                                    SIGNATURE OF PLAN PARTICIPANT
                           (Sign exactly as your name appears at the left.)


PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                     FOLD AND DETACH HERE


                       ADMISSION TICKET


            [ LOGO ]  ANHEUSER-BUSCH COMPANIES

                 ANNUAL MEETING OF SHAREHOLDERS

           Wednesday, April 22, 1998, 10:00 A.M. (local time)

             at the Kingsmill Resort and Conference Center

                         1010 Kingsmill Rd.

                    Williamsburg, Virginia 23185
--------------------------------------------------------------------------
TO PARTICIPANTS IN THE ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLANS

    Enclosed with this proxy form are the notice and proxy statement for the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. which will be held on April 22, 1998. The number of shares shown on the proxy form represents the number of shares with respect to which you are entitled to direct the voting because of your account under one or more of these plans. In order for these shares to be voted by the trustee of the plan(s) in accordance with your confidential instructions, ChaseMellon Shareholder Services, L.L.C. must receive your executed proxy form not later than April 16, 1998. If your executed proxy is not received by April 16, 1998, shares as to which you are entitled to direct voting will be voted by the plan trustee as described in the following paragraph.

    Your interest in a plan which is invested in the Company stock fund is measured in terms of share equivalents. Your share equivalents closely approximate the number of shares as to which you are entitled to direct the voting. If you do not return your proxy form, the plan trustee will vote shares you are entitled to vote in the same proportion as the plan trustee votes shares for which the trustee receives voting instructions from other participants in that plan.

    IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE
APPROPRIATE BOX ON THIS PROXY FORM. Present this ticket to the
Anheuser-Busch representative at the entrance to the meeting. Keep in mind that you will not be able to vote any plan shares at the meeting; only the plan trustee can vote these shares as described above.
--------------------------------------------------------------------------

PLEASE ADMIT:                                             NON-TRANSFERABLE

PROXY

                     ANHEUSER-BUSCH COMPANIES, INC.

          THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING OF SHAREHOLDERS


     The undersigned hereby directs the Trustee of the Deferred Income Stock Purchase and Savings Plans to authorize the proxies (a) to vote as indicated on the reverse side of this form and (B) TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING HEREAFTER DESCRIBED, in each case with respect to all of the shares of stock for which the undersigned is entitled to direct the voting under these plans. Such votes are to be cast at the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at the Kingsmill Resort and Conference Center, 1010 Kingsmill Rd., Williamsburg, Virginia 23185, on April 22, 1998 at 10:00 a.m., local time, and at any adjournments thereof.

     WHEN PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED BY
THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE PLAN
PARTICIPANT AND IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE
VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEMS B AND C AND AGAINST ITEM 1.


                        FOLD AND DETACH HERE


From Norfolk or Newport News
Airport

Take I-64 West towards Williamsburg
and get off at Exit 242-A (Busch Gardens and Route 199 West). At the first traffic light, turn left onto Kingsmill Road.


                                                [MAP]


From Richmond Airport

Take I-64 East towards Williamsburg
and get off at Exit 242-A (Busch Gardens and Route 199 West). At the first traffic light, turn left onto Kingsmill Road.

              ANHEUSER-BUSCH COMPANIES, INC.
                                                       Please mark
                                                     your votes as    / X /
                                                      indicated in
                                                      this example

--------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS A, B AND C.
--------------------------------------------------------------------------

ITEM A - ELECTION OF DIRECTORS

 FOR all nominees listed             WITHHOLD AUTHORITY
 below (except as marked to          to vote for all nominees
    the contrary below)                    listed below

       /   /                                   /  /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
NOMINEE'S NAME ON THE LIST BELOW.)

August A. Busch III   Carlos Fernandez G.
     James R. Jones   Andrew C. Taylor
         Douglas A. Warner III


ITEM B-APPROVAL OF 1998             FOR      AGAINST    ABSTAIN
       INCENTIVE STOCK PLAN         / /        / /        / /

ITEM C- APPROVAL OF                 FOR      AGAINST    ABSTAIN
        INDEPENDENT                 / /        / /        / /
        ACCOUNTANTS


--------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 1.
--------------------------------------------------------------------------

ITEM 1- SHAREHOLDER                 FOR      AGAINST    ABSTAIN
        PROPOSAL-REPORT ON          / /        / /        / /
        BEER CONSUMPTION


---------------------------------------------------------------------------
                                                          I plan to
                                                         attend the    /  /
                                                            meeting




                           Dated: -----------------------------------, 1998

                           ------------------------------------------------

                           ------------------------------------------------
                                       SIGNATURE OF SHAREHOLDER(S)
                           (Sign exactly as your name or names appear at the left; in the case of shares held by joint owners, all joint owners should sign;
                           fiduciaries should indicate title and
                           authority.)

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                       FOLD AND DETACH HERE



[ LOGO ]  ANHEUSER-BUSCH COMPANIES


                                                              April 7, 1998

Dear Shareholder(s):

     The time is approaching for the Annual Meeting of the Shareholders of Anheuser-Busch Companies, Inc. on April 22, 1998, and our vote tabulator has not yet received your Proxy.

     It is important that your shares be represented at the meeting. PLEASE SIGN, DATE, AND MAIL THE ATTACHED DUPLICATE PROXY AS SOON AS POSSIBLE.

     If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy form above.

                                  Sincerely,

                                  /s/ August A. Busch III


PROXY
                    ANHEUSER-BUSCH COMPANIES, INC.

        THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The person(s) signing this proxy form hereby appoints August A. Busch III, John E. Jacob, and JoBeth G. Brown as proxies, each with the power of substitution and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at the Kingsmill Resort and Conference Center, 1010 Kingsmill Rd., Williamsburg, Virginia, on April 22, 1998, at 10:00 A.M. local time and at any adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE SHAREHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEMS B AND C AND AGAINST ITEM 1. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

         (Be sure to sign and date the reverse side of this form)

                              APPENDIX

Page 18 of the printed proxy contains a performance graph. The information contained in the graph is depicted in the table that immediately follow the graph.